Exhibit 99.2

BioLife Solutions Acquires Custom Biogenic Systems

Global leader in liquid nitrogen storage systems expected to support growth, diversify revenue and reduce evo® manufacturing costs

Preliminary 2020 revenue guidance of $50 - $56 Million

Conference call begins today at 4:30 p.m. Eastern time

BOTHELL, Wash. (November 12, 2019) – BioLife Solutions, Inc. (NASDAQ: BLFS) (“BioLife” or the “Company”), a leading developer and supplier of a portfolio of best-in-class bioproduction tools for cell and gene therapies, today announced the acquisition of substantially all of the assets of Custom Biogenic Systems, Inc. (“CBS”). CBS, a privately held company with operations located near Detroit, is a global leader in the design and manufacture of state-of-the-art liquid nitrogen laboratory freezers and cryogenic equipment. CBS also offers a related cloud-based monitoring system that continuously assesses biologic sample storage conditions and alerts equipment owners if a fault condition occurs. Revenue for 2019 is expected to be $10 million to $11 million.

CBS founder, sole shareholder and CEO John Brothers received $11 million in cash and $4 million of BioLife common stock in consideration for the asset sale. Brothers, now Vice President, Advanced Freezer Technologies at BioLife, may earn up to an additional $15 million in cash or stock over the next five years, based on exceeding certain annual new product revenue goals.

Mike Rice, BioLife President & CEO, commented, “We are keenly focused on assembling a robust portfolio of best-in-class cell and gene therapy bioproduction tools to reach our next financial milestone of $100 million in annual revenue. We believe that a hallmark of CBS products is innovative technologies realized through the company’s design and engineering expertise, and excellent automated manufacturing capabilities. We plan to integrate CBS’ operations to grow the product line, diversify our revenue and reduce supply chain costs for our evo® dry vapor shippers by having certain components manufactured by CBS. We believe that the acquisition of CBS will allow us to deepen engagement with our cell and gene therapy customers, and increase touchpoints in their manufacturing, storage and distribution workflows.”

John Brothers remarked, “The entire CBS team is excited to join BioLife. I started the company in 1987 with a goal to design and offer advanced liquid nitrogen freezers to safely store high-value biologic material. I’m thrilled to start this next chapter in the history of CBS and to leverage BioLife’s sales and marketing power, and their relationships in the cell and gene therapy industry.”

The Global Cryopreservation Equipment Market, published by Market Research, estimates that the worldwide demand for liquid nitrogen freezers and other storage products will exceed $2 billion in 2020.

Benefits of the Transaction

BioLife expects the following benefits from the CBS acquisition, including:

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Sales and Marketing Leverage: BioLife expects to leverage existing relationships among its customer base of leading cell and gene therapy companies in the regenerative medicine market. CBS’ advanced liquid nitrogen freezers play a critical role in the safe storage of high-value starting material, and manufactured cell and gene therapy products.

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Manufacturing Capacity: To reduce reliance on non-U.S. suppliers and to lower costs, BioLife plans to leverage CBS’ engineering and manufacturing expertise to provide certain hardware components of the evo cold chain management system.

Financial Impact

Roderick de Greef, BioLife Chief Financial Officer, remarked, “CBS is an excellent strategic fit on several levels, including the positive impact of expected manufacturing cost reductions for certain evo-related hardware. We expect the CBS product line will contribute between $1 million to $2 million in revenue for 2019, and although we will realize some gross margin compression in the near term, we expect this transaction will be accretive on an adjusted EPS basis and contribute to adjusted EBITDA in 2020.

“With the addition of CBS, the full-year impact of the Astero Bio and SAVSU acquisitions, and continued media revenue growth, we believe 2020 revenue will be between $50 million and $56 million, or 69% to 90% growth over the midpoint of our 2019 guidance. We will provide additional 2020 financial guidance during our 2019 fourth quarter and full year conference call planned for March of next year.”

Conference Call & Webcast

The Company will host a conference call and live webcast to discuss this announcement and third quarter financial results today at 4:30 p.m. Eastern time. To access the live webcast, please go to www.biolifesolutions.com/earnings/. Alternatively, you may access the live conference call by dialing (844) 825-0512 (U.S. & Canada) or (315) 625-6880 (International) with the following Conference ID: 7207519. A webcast replay will be available approximately two hours after the call and will be archived on www.biolifesolutions.com for 90 days.

About Custom Biogenic Systems (CBS)

Founded in 1987, CBS is a global leader in the design and manufacture of state-of-the-art liquid nitrogen laboratory freezers, cryogenic equipment and accessories. In addition to cryopreservation equipment, CBS supplies upright freezer racks, chest freezer racks, liquid nitrogen freezer racks, canisters / cassettes and frames, as well as laboratory boxes and dividers. By understanding the needs of the biotechnology industry, CBS provides superior laboratory freezers and complete inventory control rack systems that support veterinarian, horticulture, pharmaceutical, industrial, scientific and research laboratories and banks. For more information, please visit www.custombiogenics.com.

About BioLife Solutions

BioLife Solutions is a leading supplier of cell and gene therapy bioproduction tools. Our proprietary CryoStor® freeze media and HypoThermosol® shipping and storage media are highly valued in the regenerative medicine, biobanking and drug discovery markets. These biopreservation media products are serum-free and protein-free, fully defined, and are formulated to reduce preservation-induced cell damage and death. Our ThawSTAR® family of automated cell thawing products and evo® cold chain management system can mitigate therapeutic and economic risk for cell and gene therapy developers by reducing the potential of administering a non-viable dose. For more information please visit www.biolifesolutions.com, and follow BioLife on Twitter.

Cautions Regarding Forward Looking Statements

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning the expected financial performance of the company following the completion of the acquisition of CBS, the expected synergies between the company and CBS, the company's ability to realize all or any of the anticipated benefits associated with the acquisition of CBS, the company's ability to implement its business strategy and anticipated business and operations following the acquisition of CBS, the potential utility of and market for its products and services, the company's anticipated future growth strategy, including the acquisition of synergistic cell and gene therapy manufacturing tools and services or technologies, anticipated business and operations, guidance for financial results in 2019 and 2020, including regarding CBS’s revenue, the potential utility of and market for our products and services, and potential revenue growth and market expansion, including with consideration to our acquisition of CBS. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, uncertainty regarding unexpected costs, charges or expenses resulting from the acquisition of CBS; market adoption of the company’s products or CBS’ products; the ability of the acquisition to be accretive on an adjusted EPS basis and contribute to adjusted EBITDA in 2020, the ability of the company to implement its business strategy; uncertainty regarding third-party market projections; market volatility; competition; litigation; and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Media & Investor Relations
Roderick de Greef
Chief Financial Officer
(425) 686-6002
rdegreef@biolifesolutions.com

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